ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT (the “Acquisition Agreement”) is made and entered into as of September 27, 2012 by and among: (i) Tactical Air Defense Services, Inc., a Nevada corporation as purchaser (“TADF”); (ii) the shareholder outlined in Exhibit A as the seller (collectively the “Seller”); and (iii) Northrop TF5-1 Corp., a Delaware corporation (the “Company”) (TADF, the Seller, and the Company are hereinafter sometimes referred to individually as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, on or about August 20, 2012, TADF and the Company entered into a Letter of Intent (the “LOI,” a copy of which has been attached hereto as Exhibit B) related to the proposed acquisition of the Company by TADF.

WHEREAS, TADF and the Company have finalized their negotiations related to the proposed acquisition of the Company by TADF, with the terms and conditions of such proposed acquisition varying from the original terms of the LOI.

WHEREAS, pursuant to the terms of this Acquisition Agreement, TADF desires to acquire from Seller, and Seller wish to sell to TADF, One Thousand (1,000) shares of the Company’s common stock which represent 100% of the issued and outstanding shares of capital stock of the Company (the “Company Shares,” represented by Stock Certificate No. 0001, a copy of which has been attached hereto as Exhibit C) all of which are owned by Seller as outlined in Exhibit A, in exchange for: (i) a secured convertible promissory note issued to the Seller by TADF in the principle amount of One Million Three Hundred and Fifty Thousand Dollars ($1,350,000) (the “Convertible Note,1” a copy of which has been attached hereto as Exhibit E); and (ii) a secured non-convertible promissory note issued to the Seller by TADF in the principle amount of Five Hundred Thousand Dollars ($500,000) (the “Note,” a copy of which has been attached hereto as Exhibit F and sometimes referred to hereinafter collectively with the Convertible Note as the “Notes”) (the collective transaction referred to hereinafter the “Acquisition”).

WHEREAS, as a condition to closing of the Acquisition Agreement and the Acquisition and as a material inducement to enter into the Acquisition Agreement and effectuate the Acquisition thereunder, and among other conditions and closing deliveries: (i) the Company shall issue the Convertible Note in favor of the Seller; (ii) the Company shall issue the Note in favor of the Seller; (iii) the Parties shall enter into security agreement securing the Notes with the Company Shares (the “Company Shares Security Agreement,” a copy of which has been attached hereto as Exhibit G); and (iv) the Parties shall enter into a separate security agreement securing the Notes with the Aircraft (as defined herein) (the “Aircraft Security Agreement,” a copy of which has been attached hereto as Exhibit H and sometimes referred to hereinafter collectively with the Company Shares Security Agreement as the “Security Agreements”) (The Acquisition Agreement, the Notes and the Security Agreements may be referred to hereinafter collectively as the “Transaction Agreements”).

WHEREAS, the Parties agree, acknowledge, understand and confirm that each and every one of the Transaction Agreements plays an integral part of the transaction as a whole and each and every one of the Transaction Agreements and the terms and conditions thereunder was and is a material inducement in entering into the Acquisition deal as a whole.

WHEREAS, it is the intention of the Parties hereto that the issuance of the Notes and Exchange Shares (if applicable) to Seller and the Company Shares to TADF pursuant to the Acquisition: (i) shall qualify as a transactions in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”), and under the applicable securities laws of each state or jurisdiction where the Seller and TADF reside; and (ii) shall qualify as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

WHEREAS , the Parties and their board of directors and trustees, where applicable, all deem it to be in their best interests to enter into the Transaction Agreements and consummate the Acquisition.

_____________________________

1

Pursuant to the terms of the Convertible Note, such note: (i) shall be convertible into Two Million Five Hundred Thousand (2,500,000) shares of TADF’s Series C Preferred Stock (the “Exchange Shares”) with such rights, privileges, and preferences as outlined in TADF’s Certificate of Designation to the Articles of Incorporation (the “Certificate of Designation,” a copy of which has been attached hereto as Exhibit D); (ii) shall carry an annual interest rate of twelve (12%) percent; and (iii) shall maintain a term of one (1) year.

_____TADF

_____Seller

_____Company

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Acquisition Agreement and the Transaction Agreements, the Parties hereto agree as follows:

SECTION 1

ACQUISITION TERMS

1.1

The Acquisition.

(a)

On the Closing Date (as defined below) and subject to and upon the terms and conditions of this Acquisition Agreement, the Transaction Agreements and the Security Agreements, the Seller shall take all actions necessary to sell, assign and transfer to TADF, all Company Shares, said shares constituting 100% of ownership interests of the Company as at the Closing Date; provided, however, the Company Shares shall be encumbered to the extent provided for pursuant to the terms and conditions of the Security Agreements.  Following such issuance, the Company will continue its existence as a wholly owned subsidiary of TADF.

(b)

On the Closing Date and upon satisfaction of all closing conditions herein and in the Transaction Agreements, and in exchange for the transfer to it of the Company Shares and among other things: (i) TADF shall issue the Notes to the Seller; (ii) the Parties shall enter into and consummate the Security Agreements; (iii) TADF shall become the sole shareholder of the Company; and (iv) all other conditions to Closing (as defined below) and related deliveries set forth herein shall have been satisfied or duly waived.

1.2

Exemption from Registration.  The Parties intend that the Notes (and underlying Exchange Shares) and Company Shares shall be restricted shares, and such issuances shall be exempt from the registration requirements of the Securities Act pursuant to Section 4(1) and/or 4(2) of the Securities Act to the Seller and the rules and regulations promulgated thereunder.

1.3

Closing.    The closing of the Acquisition (the “Closing”) will take place at the offices of either Party within thirty (30) days following the delivery of satisfaction or waiver of the conditions precedent set forth in this Acquisition Agreement and the Transaction Agreements or at such other date as the Parties shall agree (the “Closing Date”).

1.4

Exchange of Certificates.

(a)

On or before the Closing Date, and among other closing conditions referenced herein, the Seller shall take all actions necessary to cause all of the Company Shares to be transferred and re-issued to TADF in one or more certificates representing in aggregate the Company Shares; and

(b)

On or before the Closing Date, and among other closing conditions referenced herein, TADF shall take all actions necessary to issue the Notes to the Seller and execute and deliver the Security Agreements.

1.5

Existing and Future Company Management.   As disclosed below in Section 2.2, the Company’s current and complete management and employees of the Company prior to the Closing Date shall consist of Mark Daniels as President, Secretary and sole Director (Mark Daniels may be referred to hereinafter as the “Existing Company Management”). Concurrent with the Closing of the Acquisition, the Existing Company Management shall resign and TADF, as the sole shareholder of the Company, shall appoint a President, Secretary and sole director of the post Acquisition Company at TADF’s discretion.

_____TADF

_____Seller

_____Company

SECTION 2

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY

The Seller and the Company hereby jointly and severally represent and warrant to TADF, as follows:

2.1

Organization and Good Standing.  The Company and the Seller, if applicable, is a business entity duly organized and validly existing under the laws of the state of it organization.  The Seller and the Company, if applicable, is duly qualified to do business and is in good standing under the laws of each jurisdiction where such qualification is required. The Seller and the Company have full power and authority to conduct the businesses in which each is engaged, to own, lease and use their respective assets and to perform their respective obligations. Neither the Seller nor the Company is in violation of any of its organizational documents.

2.2

Existing Company Management and Employees. Prior to the Effective Date, the current, complete, and validly appointed management, employees and consultants of the Company consists of Mark Daniels as President, Secretary and sole Director. Such individual represents all of the existing management, employees and consultants of the Company and no other individual or individuals hold any other management, employment or consultant positions within the Company as of the Effective Date. This representation of existing management, employees, and consultants of the Company is a material and key factor in this Acquisition Agreement and the discovery of any additional management, employees, or consultants of the Company shall be considered a material breach of this Acquisition Agreement.

2.3

Authority.  The Seller and the Company that is a Party hereto, has the power and authority to enter into this Acquisition Agreement and the Transaction Agreements and to perform their obligations hereunder. The execution and delivery of this Acquisition Agreement, the Transaction Agreements and the documents contemplated hereby and the consummation of the transactions contemplated hereunder have been duly authorized by: (i) the board of directors of the Company; and (ii) the Seller and/or the trustee of the Seller, if applicable, and no further action on the part of the Seller or the Company, or any of their respective shareholders, preferred stock shareholders, members, equity holders or creditors, is required to enable the Seller and the Company to enter into this Acquisition Agreement and the Transaction Agreements and to perform their obligations hereunder. The execution and performance of this Acquisition Agreement and the Transaction Agreements will not constitute a material breach of any agreement, indenture, mortgage, certificate of incorporation, certificate of designation, organizational document, operating agreement by-law, license or other instrument or document to which the Seller or the Company is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to such Seller or the Company or any of their respective properties. The Seller and the Company have notified and obtained all consent of any party necessary in order to perform its obligations with respect to the transactions contemplated by this Acquisition Agreement and the Transaction Agreements.

2.4

Ownership of the Company Securities and Other Assets.   The Seller is the beneficial owner of record of all of the Company Shares which represent 100% of the issued and outstanding shares of the Company. The Company does not and will not have at Closing, any other shares or securities, including, but not limited to, shares of common or preferred stock or preferred interests authorized or issued or designated by their boards. Subject to the terms and conditions of the Security Agreements, all of the issued and outstanding equity interest of the Company, including the Company Shares, were duly authorized and are validly issued, fully paid and non-assessable. There are no outstanding: (i) securities convertible or exchangeable into equity interests of the Company; (ii) options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal, promises, profit or income rights, or other agreements that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem equity or other economic or voting  interests of the Company; or (iii) stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. The Company has not violated in any material respect any applicable securities law in connection with the offer, sale or issuance of any of its equity interests or other equity or debt securities, including, but not limited to the Company Shares. The Company does not control directly or indirectly or have any direct or indirect equity interest in any person or subsidiaries. The Seller is the owners of record and beneficially own 100% of the issued and outstanding shares of the Company in full.

2.5

The Seller represents and warrants to TADF as follows:

(a)

The Seller acknowledges that the Notes and underlying Exchange Shares are “restricted securities” (as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), that the Notes and Exchange Shares may include a restrictive legend, and, that the Notes and Exchange Shares may not be able to be sold unless registered with the United States Securities and Exchange Commission (the “SEC”) and qualified by appropriate state securities regulators, or unless the Seller complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

_____TADF

_____Seller

_____Company

(b)

The Seller has adequate means of providing for current needs and contingencies, have no need for liquidity in the investment, and are able to bear the economic risk of an investment in the Notes and Exchange Shares offered of the size contemplated. The Seller represents that they have read and reviewed all public filings made available by TADF, including those filed with the United States Securities Commission’s EDGAR filing service (www.sec.gov) and understands that TADF maintains questionable financial stability. The Seller represents that they are able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment.

(c)

The Seller is an “accredited investor” as defined in Regulation D of the Securities Act or the Seller, either alone or with the Sellers’ professional advisers who are unaffiliated with, have no equity interest in and are not compensated by the Seller, directly or indirectly, have sufficient knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of an investment in the Notes and Exchange Shares offered by TADF and of making an informed investment decision with respect thereto and has the capacity to protect the Sellers’ own interests in connection with the Sellers’ proposed investment in the Notes and Exchange Shares.

(d)

The  Seller is acquiring  the Notes and Exchange Shares  solely  for  the  Seller’s own account  as  principal,  for  investment  purposes  only  and  not  with  a  view  to  the  resale  or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Notes and/or Exchange Shares.

(e)

The Seller will not sell or otherwise transfer the Notes or Exchange Shares without registration under the Securities Act or an exemption therefrom and fully understands and agrees that the Seller must bear the economic risk of their purchase for an indefinite period of time because, among other reasons, the Notes and Exchange Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

(f)

The offer to issue the Notes and Exchange Shares was directly communicated to the Seller by TADF in such a manner that Seller was able to ask questions of and receive answers from TADF concerning the terms and conditions of this transaction.  At no time was the Seller presented with or solicited by or through any article, notice or other communication published in any newspaper or other leaflet, public promotional meeting, television, radio or other broadcast or transmittal advertisement or any other form of general advertising.

2.6

Access to Company Records.  The corporate financial records, minute books and other documents and records of the Company have been made available to TADF prior to the Closing hereof.

2.7

Financial Statements.  Prior to the Closing Date, the unaudited consolidated financial statements of the Company as of June 30, 2012 (the “Company Financial Statements”) will be delivered to TADF and the Company Financial Statements fairly represent the financial position of the Company as at such date and the results of their operations for the periods then ended. The Company Financial Statements are prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other financial records of the Company are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

2.8

Taxes.  The Company, as of the Closing Date, will have filed and paid all material tax, governmental, property, use and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which had become due, and there are no deficiency notices outstanding.  The Company and the Seller agree to jointly and severally indemnify TADF for all costs, penalties, fees, taxes not paid through Closing, without regard to any limits provided herein.

2.9

Compliance with Laws.  The Company has complied with all federal, state, county and local laws, environmental laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the businesses of the Company.

2.10

Brokers or Finders.  No broker's, consultant’s or finder's fee will be payable in connection with the transactions contemplated by this Acquisition Agreement, nor will any such fee be incurred as a result of any actions by the Seller, the Company, or any other person.

_____TADF

_____Seller

_____Company

2.11

Existing Company Agreements.  Exhibit I sets forth any and all business contracts and/or arrangements to which the Company is a party to or to which the Company or any Company assets, properties or business are bound or subject, whether written or oral (collectively the “Company Business Agreements”). The Parties acknowledge that the Company Business Agreements are a key factor in the execution of this Acquisition Agreement and any breach or misrepresentation of such Company Business Agreements shall be considered a material breach of this Acquisition Agreement.

2.12

Tangible Assets.  The Company has full title and interest in all licenses, personal property, machinery, equipment (including, but not limited to, one (1) Canadair Ltd. CF-5 aircraft (the “Aircraft;” United States Registration No. N331TF; Aircraft Serial No. 2023; a full description of which has been further outlined herein in Exhibit J), furniture, leasehold improvements, fixtures, projects, owned or leased by the Company, any related capitalized items or other tangible property material to the business of the Company (the “Tangible Assets,” all of which have been outlined and set forth in Exhibit J). Subject to the Security Agreements, the Tangible Assets are free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.  All of the Tangible Assets are in good operating condition and/or current and repair and are usable in the ordinary course of business of the Company and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation. The assets and properties of the Company are sufficient for the continued conduct of the business of the Company after the Closing in substantially the same manner as currently conducted by the Company. The representations of the Tangible Assets, including, but not limited to the Aircraft, outlined in this section and the Acquisition Agreement and Transaction Agreements in their entirety is a material and key factor in this Acquisition Agreement and the discovery of any liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances whatsoever or a discovery of the operating condition of the Tangible Assets contrary to this section shall be considered a material breach of this Acquisition Agreement.

2.13

Liabilities.  Other than those disclosed and outlined in Exhibit K, the Company does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit or obligation to make any payment for the redemption or cancelation of any securities or any other liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise (all of the foregoing collectively defined to as “Liabilities”), including, but not limited to, such Liabilities against the Tangible Assets.  As of the Closing Date, the Company will not have any Liabilities except for those Liabilities outlined in Exhibit K. There is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business. The representations of the Liabilities, including, but not limited to any Liabilities associated with the Aircraft, outlined in this section and the Acquisition Agreement and Transaction Agreements in their entirety is a material and key factor in this Acquisition Agreement and the discovery of any Liabilities whatsoever not outlined herein shall be considered a material breach of this Acquisition Agreement. The Company and the Seller agree to indemnify TADF for all Liabilities which have not been disclosed herein to the fullest extent of the law.

2.14

Company Shares.  The Seller has, and shall have as of the Closing Date, good and valid rights in and title to the Company Shares and shall have full power and authority to transfer to TADF the Company Shares and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person or entity. The Company Shares are, and shall be as of the Closing Date, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances whatsoever. The representations of the Company Shares outlined in this section and the Acquisition Agreement and Transaction Agreements in their entirety is a material and key factor in this Acquisition Agreement and the discovery of any liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances whatsoever contrary to this section shall be considered a material breach of this Acquisition Agreement.

2.15

Operations of the Company.  Through the Closing Date the Company has not and will not have:

(a)

incurred any indebtedness or borrowed money;

(b)

declared or paid any dividend or declared or made any distribution of any kind to any shareholder or any other party, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock that would otherwise result in any kind of charge or reduction of capital of the Company or otherwise, designated, authorized or issued or agreed to issue any securities or preferred securities or derivative securities;

(c)

made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance;

_____TADF

_____Seller

_____Company

(d)

incurred or assumed any indebtedness or liability against the Aircraft or any other indebtedness or liability whatsoever (whether or not currently due and payable);

(e)

disposed of any assets of the Company, including, but not limited to, the Aircraft;

(f)

entered into any employment or consulting agreement or instituted any agreement related to the compensation of any executive employee of the Company;

(g)

increased, terminated, amended or otherwise modified any plan for the benefit of employees of the Company;

(h)

issued any equity securities or rights to acquire such equity securities; or

(i)

entered into or modified any contract, agreement or transaction.

2.16

Full Disclosure.  No representation or warranty by the Company or the Seller in this Acquisition Agreement, the Transaction Agreements or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by the Company or the Seller pursuant hereto or in connection with the negotiation, execution or performance of this Acquisition Agreement or the Transaction Agreements contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of  the Company.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF TADF

TADF hereby represents and warrants to the Company and Seller, as follows:

3.1

Organization.  TADF is a corporation organized under the laws of the State of Nevada.  TADF has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

3.2

SEC Filings and Reports.  TADF is a reporting company under the Securities Exchange Act of 1934 (the “Exchange Act”) and has filed all required quarterly and annual reports under the Exchange Act through June 30, 2012.

3.3

Access to Records.  The corporate financial records, minute books, and other documents and records of TADF have been made available to the Seller and Company prior to the Closing hereof.

3.4

Taxes.  The Company and the Seller acknowledges that TADF is currently delinquent in and not current with the filing and/or payment of its material tax, governmental, property, use and/or related forms and reports (or extensions thereof) due or required to be filed. Such delinquency shall in no way affect this Acquisition Agreement nor the Acquisition contemplated hereunder.

3.5

Authority to Execute and Perform Agreements.  TADF has the full legal right and power and all authority and approval required to enter into, execute and deliver this Acquisition Agreement and to perform fully its obligations hereunder.  This Acquisition Agreement will be duly executed and delivered and is the valid and binding obligation of TADF enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditor’s rights.

3.6

Full Disclosure.  No representation or warranty by TADF in this Acquisition Agreement, the Transaction Agreements or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by TADF pursuant hereto or in connection with the negotiation, execution or performance of this Acquisition Agreement or the Transaction Agreements contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of TADF. Notwithstanding the foregoing, TADF makes no representation with respect to the value of Exchange Shares underlying the Notes or the prospects of TADF’s business.

_____TADF

_____Seller

_____Company

SECTION 4

CONDITIONS PRECEDENT TO CLOSING

4.1

Conditions Precedent to the Obligations of the Seller.   All obligations of the Seller and the Company under this Acquisition Agreement and the Transaction Agreements are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions; any one of which may be waived at Closing by the Seller and the Company or, upon agreement by the Seller and the Company, be tendered as a post Closing delivery at such times agreed to by the Seller and the Company:

(a)

TADF shall have executed and delivered all documents required by this Acquisition Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing Date;

(b)

On or before the Closing Date, the board of directors of TADF shall have approved of the execution, delivery and performance of this Acquisition Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable TADF to comply with the terms of the Acquisition Agreement;

(c)

The Notes will be duly authorized, validly issued, fully paid and non-assessable and will be issued in a non-public offering and exempt transaction in compliance with all federal and state securities laws, bearing a restrictive legend, as is more fully set forth herein; and

(d)

The Security Agreements will be duly authorized and validly issued, each jointly and severally securing the Notes through the pledge of the Company Shares and Aircraft as collateral against the repayment of the Notes.

4.2

Conditions Precedent to the Obligations of TADF.  All obligations of TADF under this Acquisition Agreement and the Transaction Agreements are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions; any one of which may be waived at Closing by TADF, or upon agreement by TADF, be tendered as a post Closing Date delivery at such times as set forth by TADF:

(a)

The representations and warranties by the Company and the Seller contained in this Acquisition Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all respects at and as of the Closing as though such representations and warranties were made at and as of such time;

(b)

The Company shall have delivered to TADF copies of the resolutions or a written action of the board of directors of the Company authorizing the execution and delivery by the Company of this Acquisition Agreement, and each of the other transaction documents to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, certified by an authorized officer of the Company;

(c)

The Seller shall have delivered to TADF the certificate(s) representing the Company Shares duly endorsed (with executed stock powers) in the name of TADF, so as to make TADF the sole owner thereof;

(d)

The Company shall have delivered to TADF all minute books, share transfer books, share certificate books, and corporate certificates, and all corporate seals and financial and accounting books and records of the Company;

(e)

The Company’s secretary shall have delivered a certificate (the “Secretary’s Certificate,” a copy of which has been attached hereto as Exhibit L), duly executed by the secretary and certifying that to the best of the secretary’s knowledge and belief, the representations and warranties of the Company set forth in this Acquisition Agreement are true and correct, including, but not limited to, the existing capital structure of the Company and the Company’s good standing with the appropriate Delaware governmental agency;

 (f)

The Seller and the Company shall have delivered to TADF all other documents, certificates, instruments or writings reasonably requested by TADF in connection herewith, and evidence reasonably satisfactory to TADF that there are no contingent tax liabilities that would arise with respect to the transactions contemplated hereby; and

(g)

Mark Daniels shall tender his resignation in the form of a resignation letter resigning from each and every position held in the pre-Acquisition Company, which includes his positions as President, Secretary and sole Director, with such positions representing all of the positions held by Mr. Daniels in the pre-Acquisition Company.

_____TADF

_____Seller

_____Company

SECTION 5

COVENANTS

5.1

Corporate Examinations and Investigations.  Prior to the Closing Date, the Parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigations, by a Party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the Party under this Acquisition Agreement.

5.2

Further Assurances.  The Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such Party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.  In the event that any one or more closing conditions are not fulfilled or waived, TADF shall have the right to require said Closing and to withhold the issuance of the Notes or other closing deliveries to be made by it until satisfied.

5.3

Confidentiality.  In the event the transactions contemplated by this Acquisition Agreement and the Transaction Agreements are not consummated, the Parties agree to keep confidential any information disclosed to each other in connection therewith for a period of three (3) years from the date hereof.

5.4

Indemnification of Officers and Directors.  It is the intention of the Parties that TADF and the Company shall indemnify its current and former officers and directors to the fullest extent permitted by Nevada and Delaware law, as applicable.

5.5

TADF Rescission Rights. In the event of a breach of this Acquisition Agreement or any misrepresentation by the Sellers or the Company hereunder, specifically including, but not limited to, any breach or misrepresentation of Section 2.12 “Tangible Assets,” Section 2.13 “Liabilities” and/or Section 2.14 “Company Shares,” TADF shall maintain an absolute and sole right of rescission to rescind and nullify this Acquisition Agreement in its entirety (the “TADF Rescission Rights”). Specifically, but not limited to, (i) in the event the Tangible Assets, including, but not limited to the Aircraft, are encumbered in any way, shape or form whatsoever, (ii) in the event of discovery of any Liabilities not disclosed in this Agreement or (iii) in the event the Company Shares are encumbered in any way, shape or form whatsoever, TADF shall have the absolute and sole right to exercise its TADF Rescission Rights and rescind and nullify this Acquisition Agreement in its entirety. In the event such TADF Rescission Rights are instigated by the TADF, the Company Shares shall be returned to and transferred back into the name of the Seller and the Notes shall be returned to TADF and the Notes and Security Agreements shall be considered cancelled, null and void in their entirety. Such TADF Rescission Rights shall terminate twenty four (24) months following the Closing Date.

5.6

Expenses.  It is understood and agreed that following the execution of this Acquisition Agreement, any and all expenses with respect to any filings, documentation and related matters with respect to the consummation of the transactions contemplated hereby shall be the sole responsibility of the Company, and neither TADF nor its stockholders shall be responsible for any such expenses or fees associated with such filings.

SECTION 6

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Notwithstanding any right of the Parties to investigate the affairs of the other Party and its shareholders, each Party (but no assignee, creditor or any other third party) has the right to rely fully upon representations, warranties, covenants and agreements of the other Party and its shareholders contained in this Acquisition Agreement, the Transaction Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Acquisition Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for twenty four (24) months following the Closing.

_____TADF

_____Seller

_____Company

SECTION 7

INDEMNIFICATION

The Company and the Seller jointly and severally agree to hold harmless and indemnify TADF from any such claims or future claims, as the case may be, related to this Acquisition Agreement and the Transaction Agreements. Additionally, the Company and the Seller jointly and severally agree to reimburse TADF immediately for any and all expenses, including, without limitation, attorney fees, incurred by TADF in connection with investigating, preparing to defend or defending, or otherwise being involved in, any lawsuits, claims or other proceedings arising out of or in connection with or relating in any manner, directly or indirectly, to this Acquisition Agreement (as defendant, nonparty, or in any other capacity other than as a plaintiff, including, without limitation, as a party in an interpleader action). The Parties further agree that the indemnification and reimbursement commitments set forth in this paragraph shall extend to any controlling person, strategic alliance, partner, member, shareholder, director, officer, employee, attorney, agent or subcontractor of TADF and their heirs, legal representatives, successors and assigns. The provisions set forth in this section shall survive any termination of this Acquisition Agreement.

SECTION 8

MISCELLANEOUS

8.1

Restrictions On Resale.     The Notes (and the Exchange Shares underlying the Notes) and Company Shares will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until: (i) a registration statement with respect to such securities is declared effective under the Securities Act; or (ii) TADF receives an opinion of counsel for such shareholder, reasonably satisfactory to counsel of TADF, that an exemption from the registration requirements of the Securities Act is available.

The Notes shall contain a legend substantially as follows:

“THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE CORPORATION RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE CORPORATION , THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.”

The certificate(s) representing the Exchange Shares (in the event of the conversion of any Notes) shall contain a legend substantially as follows:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933 TO THE SATISFACTION OF THE ISSUER OF THE STOCK, IN ITS SOLE DISCRETION, WHICH MAY REQUIRE A WRITTEN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE ISSUER OF THE STOCK THAT REMOVAL OF THIS RESTRICTIVE LEGEND IS IN ALL MANNER PROPER AND IN COMPLIANCE WITH THE REQUIREMENTS OF THE ACT.”

_____TADF

_____Seller

_____Company

8.2

Waiver.  Any waiver by either Party of a breach of any provision of this Acquisition Agreement or the Transaction Agreements shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Acquisition Agreement or the Transaction Agreements. The failure of a Party to insist upon strict adherence to any term of this Acquisition Agreement or the Transaction Agreements on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Acquisition Agreement or the Transaction Agreements.

8.3

Necessary Acts.  Each Party to this Acquisition Agreement and the Transaction Agreements agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Acquisition Agreement and the Transaction Agreements.

8.4

Entire Agreement; Modifications; Waiver.  This Acquisition Agreement, the Transaction Agreements, and all other agreements referenced herein, constitute the entire agreement between the Parties pertaining to the subject matter contained herein. This Acquisition Agreement and the Transaction Agreements supersedes all prior and contemporaneous agreements, (other than those referenced herein) representations, and understandings of the Parties. No supplement, modification, or amendment of this Acquisition Agreement or the Transaction Agreements shall be binding unless executed in writing by all the Parties. No waiver of any of the provisions of this Acquisition Agreement or the Transaction Agreements shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

8.5

Notice.  Until otherwise specified in writing, the mailing addresses, fax numbers and electronic mail addresses of the Parties of this Acquisition Agreement shall be as follows:

If to TADF: Tactical Air Defense Services, Inc. 123 West Nye Lane, Suite 517 Carson City, Nevada 89706 Attention: Alexis Korybut, CEO	If to the Company or the Seller : Northrop TF5-1 Corp. 10130 North Lake Blvd., Suite 214-243 West Palm Beach, Florida 33412 Attention: Mark Daniels

Any notice or statement given under this Acquisition Agreement shall be deemed to have been given if delivered by national courier service with signature confirmation of receipt, fax with electronic delivery confirmation, electronic mail transmission or express, priority or registered mail with delivery confirmation, addressed to the other Party at the address indicated above or at such other address which shall have been furnished in writing to the addressor, or if such delivery is refused by a Party.

8.6

Disputes.  Any dispute or other disagreement arising from or out of this Acquisition Agreement shall be resolved in state court in Florida.  Any such disputes may only be resolved by a bench trial.  The interpretation and the enforcement of this Acquisition Agreement shall be governed by Florida Law as applied to residents of the State of Florida relating to contracts executed in and to be performed solely within the State of Florida.  (For additional terms related to Disputes, see Section 8.7 below).

8.7

Governing Law.  The subject matter of this Acquisition Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.  EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN PALM BEACH COUNTY, FLORIDA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS ACQUISITION AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM. AS A MATERIAL INDUCEMENT FOR THIS ACQUISITION AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

_____TADF

_____Seller

_____Company

8.8

Attorneys’ Fees.  Should any Party hereto employ an attorney for the purpose of enforcing or constituting this Acquisition Agreement, or any judgment based on this Acquisition Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other Party or Parties thereto reimbursement for all reasonable attorneys’ fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding.  The “prevailing party” means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

8.9

Headings.  The headings in this Acquisition Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Acquisition Agreement.

8.10

Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Acquisition Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

8.11

Counterparts.  This Acquisition Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

8.12

Binding Effect.  This Acquisition Agreement shall be binding upon the Parties hereto and inure to the benefit of the Parties, their respective heirs, administrators, executors, successors and assigns.

8.13

Joint Drafting and Exclusive Agreement.  This Acquisition Agreement and the Transaction Agreements shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any one Party shall be made solely by virtue of such Party allegedly having been the draftsperson of this Acquisition Agreement or the Transaction Agreements. The Parties have each conducted sufficient and appropriate due diligence with respect to the facts and circumstances surrounding and related to this Acquisition Agreement and the Transaction Agreements. The Parties expressly disclaim all reliance upon, and prospectively waive any fraud, misrepresentation, negligence or other claim based on information supplied by the other Party, in any way relating to the subject matter of this Acquisition Agreement or the Transaction Agreements.

8.14

Acknowledgments and Assent.  The Parties acknowledge that they have been given at least ten (10) days to consider this Acquisition Agreement and that they were advised to consult with an independent attorney prior to signing this Acquisition Agreement and that they have in fact consulted with counsel of their own choosing prior to executing this Acquisition Agreement. The Parties agree that they have read this Acquisition Agreement and understand the content herein, and freely and voluntarily assent to all of the terms herein.

8.15

Facsimile or Electronic Mail Signatures.  The Parties hereby mutually agree that this Acquisition Agreement may be executed by facsimile signatures or by scanned signatures contained in an electronic mail transmission of any one or more Parties, each of which shall have the same legal and binding force and effect as original signatures of the same.

***SIGNATURE PAGES FOLLOW***

_____TADF

_____Seller

_____Company

[TADF AND COMPANY COUNTERPART SIGNATURE PAGE TO ACQUISITION AGREEMENT]

IN WITNESS WHEREOF, the Company and TADF have executed this Acquisition Agreement as of the date first written above.

TACTICAL AIR DEFENSE SERVICES, INC. a Nevada corporation
By:	Alexis C. Korybut
Its:	Chief Executive Officer

NORTHROP TF5-1 CORP. a Delaware corporation
By :	Mark Daniels
Its:	President

A FACSIMILE OR ELECTRONIC MAIL TRANSMISSION COPY OF THIS ACQUISITION AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME.

[SELLER COUNTERPART SIGNATURE PAGE TO ACQUISITION AGREEMENT]

IN WITNESS WHEREOF, the Seller has executed this Acquisition Agreement as of the date first written above.

By:	MARK DANIELS IRREVOCABLE TRUST III /s/ Mark Daniels
Its:	Trustee

A FACSIMILE OR ELECTRONIC MAIL TRANSMISSION COPY OF THIS ACQUISITION AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME.

_____TADF

_____Seller

_____Company

Acquisition Agreement Exhibit List

Exhibit A…………….	Seller List
Exhibit B…………….	Letter of Intent
Exhibit C…………….	Company Shares Stock Certificate
Exhibit D…………….	Certificate of Designation Series C Preferred Stock
Exhibit E…………….	$1,350,000 Secured Convertible Promissory Note
Exhibit F…………….	$500,000 Secured Promissory Note
Exhibit G…………….	Company Shares Security Agreement
Exhibit H…………….	Aircraft Security Agreement
Exhibit I…………….	Company Business Agreements
Exhibit J…………….	Tangible Assets
Exhibit K…………….	Liabilities
Exhibit L…………….	Secretary’s Certificate

_____TADF

_____Seller

_____Company

EXHIBIT A

Seller

Shareholder	Pre-Acquisition Northrop TF5-1 Corp. Shares
Common Stock
Mark Daniels Irrevocable Trust III	1,000

_____TADF

_____Seller

_____Company

EXHIBIT B

Letter of Intent

_____TADF

_____Seller

_____Company

EXHIBIT C

Company Shares Stock Certificate

_____TADF

_____Seller

_____Company

EXHIBIT D

Tactical Air Defense Services, Inc.

Certificate of Designation

Series C Preferred Stock

_____TADF

_____Seller

_____Company

EXHIBIT E

$1,350,000 Secured Convertible Promissory Note

_____TADF

_____Seller

_____Company

EXHIBIT F

$500,000 Secured Promissory Note

_____TADF

_____Seller

_____Company

EXHIBIT G

Company Shares Security Agreement

_____TADF

_____Seller

_____Company

EXHIBIT H

Aircraft Security Agreement

_____TADF

_____Seller

_____Company

EXHIBIT I

Company Business Agreements

NONE

_____TADF

_____Seller

_____Company

EXHIBIT J

Tangible Assets

“Aircraft” shall mean (i) the airframe described below in this Exhibit J and all Parts (as defined below) from time to time incorporated in, installed on or attached to such airframe (the “Airframe”); (ii) the engines described below in this Exhibit J and originally installed on the Airframe, whether or not thereafter installed on such Airframe or any other airframe from time to time, or any engine that may from time to time be substituted therefore and all Parts incorporated in or installed on or attached to such engines (collectively the “Engines”); (iii) to the extend applicable, the Records (as defined below); and (iv) all avionics and all other accessories, and all additions, accessories, accessions, alterations, modifications, Parts, repairs and attachments now or hereafter affixed thereto or used in connection therewith, and all replacements and substitutions for any of the foregoing.

“Parts” shall mean all appliances, avionics, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature that may from time to time be incorporated or installed in or attached to the Airframe or Engines or removed therefrom.

“Records” shall mean any and all logs, manuals, certificates, inspection, modification, maintenance, engineering, technical and overhaul records (including all computerized data, records and materials of any kind whatsoever) with respect to the Aircraft, including, but not limited to, all records required to be maintenance by applicable law or maintenance requirements.

Aircraft

Manufacturer	CANADAIR LTD.
Model No.	CF-5
FAA Registration No.
Manufacturer’s Serial No.
Engine No.1
Manufacturer	General Electric
Model No.	J-85-15
Manufacturer’s Serial No.
Engine No.2
Manufacturer	General Electric
Model No.	J-85-15
Manufacturer’s Serial No.

_____TADF

_____Seller

_____Company

EXHIBIT K

Company Liabilities

NONE

_____TADF

_____Seller

_____Company

EXHIBIT L

Secretary’s Certificate

_____TADF

_____Seller

_____Company